UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

THE CENTRAL AND EASTERN EUROPE
FUND, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:
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	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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IMPORTANT NOTICE

PLEASE VOTE NOW

The Central and Eastern Europe Fund, Inc.

Dear Valued Stockholder:

The Annual Meeting of Stockholders of The Central and Eastern Europe Fund, Inc. (“CEE”) has been adjourned until July 19, 2024 to allow shareholders additional time to vote. You recently received proxy materials relating to the proposals to be voted on at the Annual Meeting. You are receiving this REMINDER notice because you held shares in CEE on the record date and we have not received your vote.  Please help us avoid adjournments, phone calls, costs, and additional mailings by promptly voting your shares. The Board of Directors believes that the proposals that the shareholders of its Fund are being asked to vote upon are in the best interests of shareholders and unanimously recommends that you vote “FOR” such proposals.

It is important that you vote, no matter how large or small your holdings may be.

Please vote YOUR proxy TODAY by using one of the EASY voting options below:

Vote Online	Vote by Phone	Vote by Mail
by logging onto the website listed on the enclosed proxy card or voting instruction form and following the instructions	by calling the toll-free number on the enclosed proxy card or voting instruction form and following the instructions	by completing and returning your executed proxy card or voting instruction form in the postage paid envelope provided

We greatly appreciate your time and your investment in CEE.

If you have any questions concerning the proposals, please feel free to contact Georgeson LLC (“Georgeson”), toll free at 1-866-529-2655.

The proxy materials previously sent to you contain important information; please read them carefully. Copies of the Proxy Statement are available for free on the Securities and Exchange Commission’s website at www.sec.gov or by visiting www.proxy-direct.com/dws-33951 or by calling Georgeson, the Funds’ proxy solicitor, toll free at 1-888-529-2655.